Exhibit 107
Calculation of Filing Fee Tables
FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

ACV Auctions Inc.
(Exact Name of Registrant as Specified in Its Charter)
Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Common Stock, par value $0.001 per share, 2021 Equity Incentive Plan	Rule 457(c) and Rule 457(h)	8,658,965	$6.59	$57,062,579.35	$138.10 per $1,000,000	$7,880.34
Fees to be Paid	Equity	Common Stock, par value $0.001 per share, 2021 Employee Stock Purchase Plan	Rule 457(c) and Rule 457(h)	1,731,793	$6.59	$11,412,515.87	$138.10 per $1,000,000	$1,576.07
	Total Offering Amounts					$68,475,095.22		$9,456.41
	Total Fee Offsets							$—
	Net Fee Due							$9,456.41

(1)    This Registration Statement on Form S-8 (this “Registration Statement”) covers (i) 8,658,965 shares of common stock and (ii) 1,731,793 shares of common stock, $0.001 par value per share (“Common Stock”), of ACV Auctions Inc., a Delaware corporation (the “Registrant”), available for issuance pursuant respectively to ACV Auctions Inc., 2021 Equity Incentive Plan (the “2021 EIP”) and Employee Stock
Purchase Plan (the “ESPP”)(collectively, the “Plans”), each pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the
“Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s Common Stock that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected that results in an increase to the number of outstanding shares of the Registrant’s Common Stock.

The Proposed Maximum Offering Price Per Share is estimated in accordance with Rule 457(c) and (h) solely for purpose of calculating the registration fee on the basis of $6.59, the average of the high and low prices of the Registrant’s Common Stock as reported on the New York
Stock Exchange (NYSE) on February 17, 2026, which date is within five business days prior to filing this Registration Statement. The Amount
Registered under the 2021 EIP and ESPP represent an automatic annual increase equal to 5.0% and 1.0%, respectively, of the total number of shares of the Registrant’s Common Stock outstanding on December 31 of the preceding year, which annual increase is provided by the
Registrant’s Plans. The Proposed Maximum Offering Price Per Share, Maximum Aggregate Offering Price and Amount of Registration Fee is
rounded up to the nearest penny. The Registrant does not have fee offsets..

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